                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY

                                                                  EXECUTION COPY

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                                 LEASE AGREEMENT

                          Dated as of December 13, 2002

                                     between

                           WESCO REAL ESTATE IV, LLC,
                                  as Landlord,

                                       and

                            WESCO DISTRIBUTION, INC.,
                                    as Tenant

                       ====================================

                    Properties Identified on Exhibit A Hereto

                       ====================================

================================================================================

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

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
1.   Demise of Properties.......................................................................     1
2.   Certain Definitions........................................................................     1
3.   Title and Condition........................................................................     6
4.   Use of Properties; Quiet Enjoyment.........................................................     8
5.   Term.......................................................................................     9
6.   Rent.......................................................................................    10
7.   Net Lease; Non-Terminability...............................................................    10
8.   Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements......    11
9.   Liens; Recording and Title.................................................................    12
10.  Indemnification............................................................................    13
11.  Maintenance and Repair.....................................................................    13
12.  Alterations................................................................................    15
13.  Condemnation...............................................................................    15
14.  Insurance..................................................................................    17
15.  Restoration................................................................................    20
16.  Subordination to Financing.................................................................    22
17.  Assignment, Subleasing.....................................................................    22
18.  Permitted Contests.........................................................................    23
19.  Conditional Limitations; Default Provisions................................................    23
20.  Tenant Representations and Warranties......................................................    26
21.  Merger, etc................................................................................    31
22.  Additional Rights of Landlord and Tenant...................................................    31
23.  [IntentionallyDeleted].....................................................................    32
24.  Notices....................................................................................    33
25.  Estoppel Certificates......................................................................    34
26.  Surrender and Holding Over.................................................................    34
27.  No Merger of Title.........................................................................    34
28.  Definition of Landlord.....................................................................    35
29.  Hazardous Substances.......................................................................    35

30.  Entry by Landlord..........................................................................    36
31.  [IntentionallyDeleted].....................................................................    36
32.  No Usury...................................................................................    36
33.  Separability...............................................................................    36
34.  Security Deposit...........................................................................    37
35.  Miscellaneous..............................................................................    37
35.  Additional Rent............................................................................    39

                                    EXHIBITS

Exhibit A     Properties
Exhibit B     Renewal Terms and Basic Rent
Exhibit C     Allocated Value
Exhibit D     California Provisions

         THIS LEASE AGREEMENT made as of the 13th day of December, 2002, by and between WESCO Real Estate IV, LLC, a Delaware limited liability company, having an office at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219 ("Landlord"), and WESCO Distribution, Inc., a Delaware corporation, having its principal office at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania 15219 ("Tenant").

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

         1. Demise of Properties. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (individually, a "Property" and collectively, the "Properties"): (i) the real properties, individually or collectively, whose parcels of land are described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining ("Land"); (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment"), excepting therefrom the Trade Fixtures and inventory.

         2.       Certain Definitions.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 32.

                  "Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining a Property.

                  "Affected Property" shall mean an Affected Property as defined in Paragraph 13.

                  "Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

                  "Commencement Date" shall mean the Commencement Date as defined in Paragraph 5.

                  "Condemnation" shall mean a Taking and/or a Requisition.

                  "Debt Documents" shall mean (i) the Note, (ii) the Mortgages,
(iii) the Loan Agreement and any other Loan Documents (as defined in the Loan Agreement).

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 19(b)(iv).

                  "Environmental Laws" shall mean and include the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Federal Water Pollution Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the Rivers and Harbors Appropriation Act. The term "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statute ordinances, rules, regulations, permits or authorizations and the like, as well as common law that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of releases of Hazardous Materials or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the environmental condition of the Property; or (e) relate to wrongful death, personal injury, or property or other damage in connection with the environmental condition or use of the Property.

                  "Environmental Reports" shall mean those reports covering all Properties prepared by Property Solutions and delivered to Lender and Landlord prior to the date hereof.

                  "Equipment" shall mean the Equipment as defined in Paragraph 1.

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

                  "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirements, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Properties.

                  "Governmental Authority" shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority.

                  "Guarantor" shall mean WESCO International, Inc.

                  "Hazardous Materials" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including but not limited to petroleum and petroleum products, asbestos, asbestos-containing materials, polychlorinated-biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning, maintenance, or operations and otherwise in compliance with all Environmental Laws.

                  "Impositions" shall mean the Impositions as defined in Paragraph 8.

                  "Improvements" shall mean the Improvements as defined in Paragraph 1.

                  "Indebtedness" shall mean the Indebtedness evidenced by the Notes and secured by the Mortgages.

                  "Initial Security Deposit Amount" shall be $570,636.36; provided, however, that if either (i) the credit rating of Guarantor is downgraded to "B" or withdrawn by S&P or (ii) there is a financial restatement of financial operating results provided to the Securities and Exchange Commission by Guarantor and its subsidiaries, the Initial Security Deposit Amount shall be increased to $1,141,272.72; provided, further, that, if at any time, Guarantor is rated "investment grade" by S&P and Moody's, then the Initial Security Deposit Amount shall be zero unless thereafter Guarantor is downgraded below "investment grade" or its rating is withdrawn by either of S&P or Moody's in which event the Initial Security Deposit Amount shall again become $1,141,272.72.

                  "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute or rule of law.

                  "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Properties) and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Properties) or to all or any part of or interest in the Properties, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Properties, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Properties or
(ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

                  "Lender" shall mean Bear Stearns Commercial Mortgage, Inc., its successors and assigns.

                  "Letter of Credit" shall mean a transferable, clean, irrevocable, unconditional, standby sight draft letter of credit in form, substance and amount satisfactory to Landlord and Lender in their sole discretion issued or confirmed by a commercial bank with a long term debt obligation rating of at least "A" or better by S&P or "A2" or better by Moody's (or a comparable long term debt obligation rating) as determined by S&P and Moody's and otherwise satisfactory to Lender in its reasonable discretion (the "Issuing Bank"). The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Landlord (or Lender upon its assignment to Lender in connection with any Assignment of Leases and Rents) or upon a transfer of the Loan, to another party, as the case may be. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive one (1) year periods. The Letter of Credit shall be transferable by Landlord to Lender and by Lender to Lender's successors and assigns at a New York City bank.

                  "Lien" shall mean any lien, mortgage, deed of trust, deed to secured debt, encumbrance, pledge, charge, lease, easement, servitude, right of others, security title or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

                  "Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

                  "Loan Agreement" shall mean that certain Loan Agreement dated as of December __, 2002, between Landlord named herein, as Borrower, and Bear Stearns Commercial Mortgage, Inc., as Lender.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage" shall mean a first priority mortgage or similar security instrument hereafter executed covering a Property from Landlord to Lender.

                  "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

                  "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (iii), (iv) and (ix) of Paragraph 14(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

                  "Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

                  "Pending Litigation Matter" shall mean that certain civil action captioned Casper, et al v. WESCO Distribution, Inc., No. 02-1110, United State District Court for the Western District of Pennsylvania.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect a Property as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

                  "Person" shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, nonincorporated organization or government or any agency or political subdivision thereof.

                  "Property" or "Properties" shall mean those Properties, individually or collectively, as defined in Paragraph 1.

                  "Replaced Equipment" or "Replacement Equipment" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 11(d).

                  "Required Security Deposit Amount" shall be an amount equal to the Initial Security Deposit Amount plus the Supplemental Security Deposit Amount.

                  "Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of a Property by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "Restoration" shall mean the Restoration as defined in Paragraph 13(c)(i).

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Deposit" shall mean the Security Deposit as defined in Paragraph 34(a).

                  "State" shall mean the State or Commonwealth in which a Property is situated.

                  "Supplemental Security Deposit Amount" shall be zero; provided, however, that if, at any time during the Term, the Pending Litigation Matter shall be scheduled for trial and there has been a final certification of a collective action under the Fair Labor Standards Act, the Supplemental Security Deposit Amount shall be increase to $570,636.36; provided, further that if, in connection with the Pending Litigation Matter, (i) a final, non-appealable order or judgment declaring that the defendant has no liability is issued, (ii) said matter is dismissed with prejudice and no payment is made by any defendant in connection with such dismissal or (iii) Lender permits the Supplemental Security Deposit Amount to be reduced to zero, then, the Supplemental Security Deposit Amount shall thereupon become zero.

                  "Taking" shall mean any taking of a Property in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

                  "Term" shall mean the Term as defined in Paragraph 5.

                  "Termination Date" shall mean the Termination Date as defined in Paragraph 13(b)(i)(A).

                  "Title Policy" shall mean the title insurance policy issued by National Land Tenure Company, LLC to Landlord on the Commencement Date.

                  "Trade Fixtures" shall mean property owned by Tenant and located or installed in the Properties, including, but not limited to, computer systems, phone systems, security systems, office furniture, books and records, supplies, inventories, material handling equipment (including conveyors and flow-thru racking), mezzanine racking systems, shelving, bin shelving, fork lifts, vehicles and signs.

         3.       Title and Condition.

                  (a) The Properties are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Properties as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  (b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE PROPERTIES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE EACH OF THE PROPERTIES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS

LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTIES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Properties are of its selection and to its specifications, and that each of the Properties has been inspected by Tenant and is satisfactory to it. In the event of any defect or deficiency in any Property of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any Property, arising pursuant to the uniform commercial code or any other law now or hereafter in effect or otherwise.

                  (c) Tenant acknowledges and agrees that Tenant has examined the title to each of the Properties prior to the execution and delivery of this Lease and has found each such title to be satisfactory for the purposes contemplated by this Lease.

                  (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Properties, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the "guaranties"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). Upon the termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.

                  (e) Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of each of the Properties or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of Properties for use as a warehouse, distribution or office site and further provided that no such Easement shall render the use of Properties dependent upon any other property or condition the use of Properties upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If either Landlord or Lender shall fail to approve or disapprove the form of any such Easements, within a period of thirty (30) days from their respective receipt of same, then either Landlord or Lender, as the case may be, shall be deemed to have approved the form of any such Easement.

                  (f) Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Properties under and pay all expenses which the owner of the Properties may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now affecting the Properties, herein referred to collectively as the "REA", and that Tenant shall comply with all of the terms and conditions of the REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the Term of this Lease.

         4.       Use of Properties; Quiet Enjoyment.

                  (a) Tenant may use the Properties as a warehouse, distribution or office site or for any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Properties, (ii) materially increase (when compared to use as a warehouse, distribution or office site) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Environmental Laws, or
(iii) result in or give rise to any material environmental deterioration or degradation of the Properties. In no event shall the Properties be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Properties. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

                  (b) Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Properties or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Properties to be used or occupied, nor do or permit anything to be done in or on any of the Properties, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Properties, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.

                  (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Properties by Tenant.

         5.       Term.

                  (a) Subject to the provisions hereof Tenant shall have and hold the Properties for an initial term commencing on December 13, 2002 (the "Commencement Date") and ending on December 31, 2027 (the "Expiration Date") (such initial term, together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the "Term").

                  (b) Provided this Lease shall not have been terminated pursuant to the provisions of Paragraphs 13(b) or 19, this Lease and the Term shall be automatically extended for that number of consecutive renewal terms set forth in Exhibit "B" attached hereto and made part hereof (each, "Renewal Term") each for the duration set forth in Exhibit "B" upon condition that Tenant may cancel any Renewal Term by giving notice ("Renewal Term Cancellation Notice") to Landlord in writing at least six (6) months prior to the expiration of the then current Term. If Tenant does not timely give to Landlord a Renewal Term Cancellation Notice, the date by which Tenant may give such Renewal Term Cancellation Notice to Landlord shall be extended to the date occurring ten (10) days after the date on which Landlord shall have given to Tenant a written notice reciting the provisions of this Paragraph 5(b). Upon the giving of a Renewal Term Cancellation Notice this Lease and the Term shall terminate and come to an end as of the later of (i) the ninetieth (90th) day following the giving of the Renewal Term Cancellation Notice, or (ii) the last day of the then current Term (and if the effect of this sentence is to extend the Term it shall be so extended on the terms and conditions and for the Rent in effect for the Term then expiring). Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit "B" attached hereto and made a part hereof. If Tenant shall timely give a Renewal Term Cancellation Notice, then all options with regard to subsequent Renewal Terms shall expire and be null and void.

         6.       Rent.

                  (a) Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Properties during the Term, the amounts set forth in Exhibit "B" attached hereto ("Basic Rent"), commencing on the first day of February, 2003 for the preceding month and continuing on the first day of each month thereafter during the Term, in each case for the preceding month, and on the last day of the Term for the month then ending (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender by wire transfer in immediately available federal funds to such account in such bank as Lender shall designate, from time to time. Basic Rent for the period from and including the Commencement Date through and including December 31, 2002 shall be paid on the Commencement Date in the amount equal to one thirtieth (1/30) of the monthly Basic Rent for the initial term set forth on Exhibit "B" attached hereto for each day from and including the Commencement Date through and including December 31, 2002.

                  (b) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

                  (c) If any installment of Basic Rent is not paid within five (5) days after written notice is given by Landlord or Lender (or Lender's servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to five percent (5%) (the "Late Charge") on such overdue installment of Basic Rent.

                  (d) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

         7.       Net Lease; Non-Terminability.

                  (a) This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

                  (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term.

Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any Property for any reason, including but not limited to the following: (i) any damage to or destruction of any Property by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any Property, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any Property other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any Property, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4 (c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

                  (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

                  (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Properties, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

         8.       Payment of Impositions; Compliance with
                  Legal Requirements and Insurance Requirements

                  (a)      (i)      Subject to the provisions of Paragraph 18
hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) on or with respect to the Properties; all charges and/or taxes for any easement or agreement maintained for the benefit of the Properties; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Properties; all water and sewer rents and other utility charges on or with respect to the Properties; all ground rents on or with respect to the Properties; and all other public charges and/or taxes whether of alike or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Properties, prior to or during the Term, against Landlord, Tenant or any of the Properties as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Properties, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

                           (ii)     Nothing herein shall obligate Tenant to pay,
and the term "Impositions" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any Property which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any Property may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

                  (b) Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

         9.       Liens; Recording and Title.

                  (a) Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Properties, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any Property through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any Property.

                  (b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which each Property is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any Property.

         10.      Indemnification.

                  (a) Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord and Lender, and their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Properties or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Properties, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not such indemnified party has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of such indemnified party or the intentional wrongful act of such indemnified party. In case any action or proceeding is brought against any indemnified party by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from such indemnified party to resist or defend such indemnified party in such action, with the expenses of such defense paid by Tenant, and such indemnified party will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

                  (b) The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease.

         11.      Maintenance and Repair

                  (a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Properties (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Properties) and the Equipment in the same condition and order of repair as exists as of the date of this Lease or, if the building or buildings and related improvements on the Properties are not substantially complete as of the date of this

Lease, then in the same condition and order of repair as exists as of substantial completion, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Properties in order to keep and maintain the Properties in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Properties or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any Property, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any Property or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13 (c) and 14 (g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

                  (b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Properties, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

                  (c) If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may after thirty (30) business days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  (d) Tenant shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to any Property caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

                  (e) In the event that Tenant shall make repairs or replacements with respect to which Landlord is permitted to request disbursements from the Required Repair Fund or the Replacement Reserve Fund (as both such terms are defined in the Loan Agreement) in connection therewith and, provided that (i) such disbursements are approved by Lender in writing and (ii) funds from the Required Repair Fund or the Replacement Reserve Fund are made available to the Landlord, Landlord shall reimburse Tenant for the cost of such repairs and replacements on such terms and conditions as are acceptable to Landlord.

         12.      Alterations.

                  (a) Tenant shall not make any Alterations which would (after the completion thereof) impair the structural integrity of a Property, without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay if permitted pursuant to the Loan Agreement. Landlord shall request the consent of the Lender with respect to any Alterations for which such consent is required pursuant to the Loan Agreement but Landlord shall have no liability to Tenant for failure to obtain such consent. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations are made in accordance with the requirements of the Loan Agreement.

                  (b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration, Tenant shall comply with the requirements of the Loan Agreement and: (i) the fair market value of the related Property shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements other than to a de minimis extent; (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against such Property arising out of the same;
(vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) if the Loan Agreement shall require that security be provided in order to insure the payment for any such Alteration, Tenant shall provide such security; and (viii) all such Alterations shall be the property of Landlord and shall be subject to this Lease.

         13.      Condemnation.

                  (a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord's interest in a Property (the "Affected Property"), except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's interest in the Affected Property. In no event Tenant shall be entitled to any award or payment on account of Tenant's leasehold interest under this Lease.

                  (b)      (i)      In the event of a Condemnation of any
Affected Property, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Affected Property as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "Restoration").

                           (ii)     Upon the payment to Landlord of the Net
Award of a Taking which falls within the provisions of this Paragraph 13(b), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Tenant and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

                           (iii)    In the event of a Requisition of a Property,
Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

                  (c) Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13(a) and 13(b), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Affected Property is then subject to a Mortgage, which consent in the case of Landlord shall not be unreasonably withheld or delayed.

                  (d) If an Affected Property is located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" and all of the provisions, terms and conditions thereof are incorporated herein and made a part hereof. Exhibit "F" includes

Paragraph 13(d) which is incorporated at this point if an Affected Property is located in the State of California.

         14.      Insurance.

                  (a) Tenant shall maintain at its sole cost and expense the following insurance on each of the Properties:

                           (i)      comprehensive all risk insurance ("Special
Form") including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the personal property, (A) in an amount equal to the lesser of (I) one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Lease shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation or (II) the then outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) for all such insurance coverage excluding windstorm and earthquake and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Tenant shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Landlord shall require and (y) earthquake insurance in amounts and in form and substance satisfactory to Landlord in the event the Property is located in an area with a high degree of seismic activity;

                           (ii)     business income insurance (A) with loss
payable to Landlord and Lender, as their interests may appear; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Properties (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twelve (12) months after the date of the casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Tenant's reasonable estimate of the gross revenues from each Property for the succeeding twelve (12) month period.

                           (iii)    at all times during which structural
construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply,
(A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

                           (iv)     comprehensive boiler and machinery
insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be required by Landlord on terms consistent with the commercial property insurance policy required under subsection (i) above;

                           (v)      commercial general liability insurance
against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Loan Documents to the extent the same is available;

                           (vi)     if necessary, automobile liability coverage
for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00), with a deductible not to exceed $100,000.00;

                           (vii)    worker's compensation and employee's
liability subject to the worker's compensation laws of the applicable state with a deductible not to exceed $100,000.00;

                           (viii)   umbrella and excess liability insurance in
an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence on terms otherwise consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

                           (ix)     the commercial property and business income
insurance required under Paragraph 14(a)(i) and (ii) above shall cover perils of terrorism and acts of terrorism and Tenant shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence and otherwise consistent with those required under Paragraph 14(a)(i) and (ii) above at all times during the term of this Lease so long as (A) Landlord determines that either (I) prudent owners of real estate comparable to the Properties are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; or (B) if such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and is required by any prospective investor in connection with a securitization which is backed by the Loan or the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the then current ratings assigned, or to be assigned, or prevent ratings from being assigned, to the securities or any class thereof in any applicable securitization; provided, however, that with respect to the Property located in Warrendale, Butler County, Pennsylvania, the amount of insurance shall not be less than the Full Replacement Cost for such Property; and

                           (x)      upon sixty (60) days written notice, such
other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Landlord from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

                  (b) All insurance provided for in hereof (i) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and (ii) shall be subject to the approval of Landlord and Lender as to insurance companies, amounts, deductibles, loss payees and insureds, provided, however that the amount of said deductibles may be subject to adjustment based on fluctuations in the Consumer Price Index or similar standard. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better by S&P or a financial class of VII or better by A.M. Best Company, Inc. The Policies described in
Section 14 hereof (other than those strictly limited to liability protection) shall designate Landlord and Lender as loss payees. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Landlord and Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Landlord and Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Tenant to Landlord and Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to each Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of hereof.

                  (d) All Policies provided for or contemplated by hereof, except for the Policy referenced in Paragraph 14(a)(vii) of this Agreement, shall name Tenant as the insured and Landlord and Lender as additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Landlord and Lender providing that the loss thereunder shall be payable to Landlord and Lender, as their interest may appear.

                  (e) All Policies shall contain clauses or endorsements to the effect that:

                           (i)      no act or negligence of Tenant, or anyone
acting for Tenant, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord and Lender are concerned;

                           (ii)     the Policy shall not be materially changed
(other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Landlord and Lender and any other party named therein as an additional insured;

                           (iii)    the issuers thereof shall give written
notice to Landlord and Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

                           (iv)     Neither Landlord or Lender shall be liable
for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Landlord is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Landlord shall have the right, without notice to Tenant, to take such action as Landlord deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Landlord in its sole discretion deems appropriate after three (3) Business Days notice to Tenant if prior to the date upon which any such coverage will lapse or at any time Landlord deems necessary (regardless of prior notice to Tenant) to avoid the lapse of any such coverage. All premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant to Landlord upon demand and, until paid, shall bear interest at the Default Rate.

                  (g) If a Property is located in the State of New York, the parties intend that the terms of this Paragraph 14 and those of Paragraphs 7 and 15, constitute an "express agreement to the contrary" under Section 227 of the New York Real Property Law.

         15.      Restoration.      Net Proceeds and Restoration Award (the
aggregate of which being herein defined as the "Restoration Fund") shall, unless otherwise provided in the Loan Agreement, be disbursed in accordance with the following conditions:

                  (a) If the cost of Restoration will exceed $200,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

                  (b) At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

                  (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

                  (d) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

                  (e) Landlord or Lender may retain ten percent (10%) of the Restoration Fund until the Restoration is substantially complete.

                  (f) The Restoration Fund shall be kept in a separate interest-bearing federally insured account or by Lender.

                  (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant shall be not less than the cost of completing the Restoration, free and clear of all liens.

                  (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord or Lender, exceeds the amount of the Net Proceeds and the Restoration Award available for such Restoration, the amount of such excess shall be paid by Tenant to Landlord or Lender to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall, subject to the Loan Agreement, be paid to Tenant.

         16.      Subordination to Financing.

                  (a) Tenant agrees that this Lease shall at all times be subject and subordinate to any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                  (b) Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

                  (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Properties, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                  (d) Tenant, however, upon demand of any Lender or any owner, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to such Lender or owner acknowledging such subordination, and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

         17.      Assignment, Subleasing

                  (a) Tenant may not assign its interest in this Lease or sublet the Properties in whole or in part, at any time, without the prior written consent of Landlord, which may be refused in Landlord's sole and absolute discretion. Landlord hereby consents to any subleases which are in existence on the Commencement Date.

                  (b) Each sublease of the Properties or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

                  (c) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Properties, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

         18.      Permitted Contests.

                  (a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11 (b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Properties, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation,
(C) any interference with the use or occupancy of any of the Properties, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.

                  (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or
(iii) defeasance of its interest in the Properties.

                  (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

         19.      Conditional Limitations; Default Provisions.

                  (a) The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of three (3) days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord or Lender or Lender's designee, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of fifteen (15) days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of sixty (60) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of sixty (60) days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of sixty (60) days and is actively, diligently and in good faith proceeding with continuity to remedy such default, provided, however, that in no event shall Tenant be permitted a cure period greater than ten (10) days less than the period allowed to Landlord to cure an equivalent default under the Loan Documents; (iii) Tenant or any guarantor of Tenant's obligations hereunder shall
(A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Properties, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or
(D) voluntarily file a general assignment for the benefit of creditors; (iv) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Properties or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (v) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in any Property shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

                  (b) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

                           (i)      Landlord may give Tenant notice (following
the occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than five (5) days after the date of the notice). Upon the date therein specified, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.

                           (ii)     Landlord may, whether or not the Term of
this Lease shall have been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender any or all of the Properties to Landlord on a date specified in such notice (which date shall be no sooner than five (5) days after the date of the notice), at which time Tenant shall surrender and deliver possession of any or all of the Properties to Landlord unless the Event of Default for which the termination is effected has been cured by Tenant. Upon or at any time after taking possession of any or all of the Properties, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

                           (iii)    After repossession of any or all of the
Properties pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Property or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Properties, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Properties in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Properties without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Properties, including fees and commissions of attorneys, architects, agents and brokers.

                  .        (iv)     If Tenant shall fail to make payment of any
installment of Basic Rent or any Additional Rent on or before the date when each such payment is due, Tenant shall pay to Landlord, a sum equal to five (5%) percent per annum above the then current Prime Rate, as hereinafter defined, of the amount unpaid (the "Default Rate") computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment. The term "Prime Rate" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

                           (v)      Landlord may exercise any other right or
remedy now or hereafter existing by law or in equity. If a Property is located in the State of California, there is attached hereto Exhibit "D" entitled "California Provisions" and all of the provisions, terms and conditions thereof are incorporated herein and made a part hereof. Exhibit "D" includes an addition to Paragraph 19(b)(v) which is incorporated at this point if a Property is located in the State of California.

                  (c) In the event of any expiration or termination of this Lease or repossession of any of the Properties by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Properties shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to paragraph 19 (b) (iii), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

                  (d) At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered any or all of the Properties, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(b)(iii) or 19(c), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated, minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(b)(iii) if applicable to such period.

                  (e) If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in Paragraph 19(d) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

         20. Tenant Representations and Warranties. Tenant represents and warrants toLandlord as of the date hereof as follows:

                  (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Tenant has the corporate power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Lease. Tenant is duly qualified to do business and is in good standing as a foreign corporation or partnership in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

                  (b) This Lease has been duly authorized by all necessary corporate action on the part of Tenant and has been duly executed and delivered by Tenant, and the execution, delivery and performance thereof by Tenant will not, (i) require any approval of the stockholders of Tenant or any approval or consent of any trustee or holder of any indebtedness or obligation of Tenant, other than such consents and approvals as have been obtained, (ii) contravene any Legal Requirements binding on Tenant or the charter or by-laws or other organizational documents of Tenant or (iii) contravene or result in any breach of or constitute any default under Tenant's charter or by-laws or other organizational documents, or any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Tenant is a party or by which Tenant is bound, or result in the creation of any Lien upon any property of Tenant, where such breach, default or creation of Lien would (x) have a material adverse effect on the ability of Tenant to perform its obligations under this Lease or
(y) be a material breach or default, or result in a Lien arising, under a material indenture, mortgage, loan agreement, lease of other agreement.

                  (c) All Governmental Action required in connection with the execution, delivery and performance by Tenant of this Lease, has been or will have been obtained, given or made except for those either (x) not required on the Commencement Date or (y) typically not applied for prior to the time required (and Tenant has no reason to believe will not be timely obtained).

                  (d) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors', mortgagees' or Landlords' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (e) Tenant has not retained any broker, finder or financial advisor in connection with this Lease.

                  (f) Tenant will, on behalf of Landlord, forever warrant and defend Landlord's title to the Properties against any and all claims whatsoever. The foregoing warranty of title shall survive the foreclosure of the Mortgages and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Properties. Under no circumstances shall any third party, including any title insurer, be a beneficiary of the representation and warranty made in this paragraph (f).

                  (g) Tenant is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (h) Tenant has not offered any interest in the Properties or the Lease, or any similar securities of Tenant to, or solicited any offer to acquire any of the same from, any Person, in violation of Section 5 of the Securities Act, nor has it authorized any Person to take any such action, and Tenant has not taken any action that would subject any interest in the Properties, or the Lease to the registration requirements of Section 5 of the Securities Act. Nothing herein is intended to imply or shall be construed to suggest that the interests in the Properties or the Lease constitute securities.

                  (i) Except as may be identified in the Environmental Reports, (I) Tenant has complied and is now complying in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to each of the Properties, (II) there are no circumstances that may prevent or interfere in any material respect with Tenant's ability to operate and maintain each of the Properties in full compliance with applicable Environmental Laws; (III) there are no pending or threatened Environmental Claims against Tenant or the Properties; (IV) no regulated underground storage tanks are currently present at the Properties; (V) there is no known asbestos contained in, forming part of, or contaminating any part of the Properties; and (VI) no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Properties.

                  (j)      The Properties are capable of being legally occupied.

                  (k) No bankruptcy or insolvency proceedings are pending or contemplated by Tenant.

                  (l) This Lease does not provide Tenant with the right to obtain a lien or encumbrance upon the Properties superior to the lien of any Mortgage.

                  (m) All financial data that has been delivered to Landlord in connection with this Lease (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition of Tenant and the Properties, as applicable, as of the date of the reports included in such data, and (iii) to the extent prepared or audited by an independent certified public accounting firm, has been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Tenant does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Tenant and reasonably likely to have a materially adverse effect on any Property or the operation thereof as a warehouse, distribution and office facility, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Tenant from that set forth in said financial statements.

                  (n) The Properties and the Improvements and the intended use thereof by Landlord and Tenant under this Lease comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, order or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Properties. Each Property constitutes a separate tax parcel for purposes of ad valorem taxation. The Properties and the Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements. There has not been committed by Tenant or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Tenant's obligations under this Lease.

                  (O) All utility services necessary and sufficient for the use, occupancy, and operation of the Properties for their intended purposes are available to the Properties, including water, storm sewer, sanitary sewer, gas or propane, electric and telephone facilities, through public rights-of-way or perpetual private easements approved by Lender (provided that such approval shall not be required to the extent that such public right-of-way or perpetual private easements are insured under the Title Policy with respect to the Properties issued in favor of Lender as of the date hereof).

                  (p) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, and operation of the Properties for their current use and purposes have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Properties and the Improvements without further condition or cost to Landlord.

                  (q) All curb cuts, driveways and traffic signals shown on the survey delivered to Landlord prior to the execution and delivery of this Lease and material to the use and value of the Properties for their intended purposes are existing and have been fully approved by the appropriate governmental authority.

                  (r) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Tenant (or, if Tenant is a partnership or a limited liability company, any of its general partners or members) or, any Property, which, if adversely determined, would materially impair either the Property or Tenant's ability to perform the covenants or obligations required to be performed under this Lease.

                  (s) The Properties are free from delinquent water charges, sewer rents, taxes and assessments.

                  (t) As of the date hereof, the Properties are free from unrepaired damage caused by fire, accident or other casualty. None of the Improvements on any Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Paragraph 14(a)(i) is in full force and effect with respect to such Property.

                  (u) Each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Property, whether latent or otherwise, and Tenant has not received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  (v) All of the improvements which were included in determining the appraised value of each Property for purposes of the Loan lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the Improvements, so as to affect the value or marketability of applicable Property except those which are insured against by the applicable Title Insurance Policy.

                  (w) Each Property is used exclusively for warehouse, office and distribution purposes and other appurtenant and related uses.

                  (x) There are no security agreements or financing statements affecting any of the Properties other than (i) as disclosed in writing by Tenant to Landlord and Lender, prior to the date hereof (including Permitted Encumbrances existing as of the date hereof) and (ii) the security agreements and financing statements created in favor of Lender.

                  (y) This Lease constitutes the legal, valid and binding obligation of Tenant, and is enforceable against Tenant. No default exists, or with the passing of time or the giving of notice or both would exist, in the aggregate, have a material adverse effect on Landlord or the Properties.

                  (z) As of the date of this Lease, no part of the Properties and Improvements have been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Tenant's knowledge and belief, threatened or contemplated.

                  (aa) Tenant has delivered to Landlord a true, correct and complete copy of the Lease and all amendments thereto or modifications thereof and, to the best of Tenant's knowledge, all other leases, subleases, licenses, concessions or other agreements in connection therewith or substitution therefor.

                  (bb) This Lease does not grant Tenant any period(s) of free rent or any offset, credits or rights of abatement against Tenant's obligation to pay rent thereunder.

                  (cc) All work to be performed by Tenant under this Lease, if any, has been substantially performed and all other conditions precedent to Tenant's obligations thereunder, if any, have been satisfied.

         21. Merger, etc. Tenant shall not consolidate with any Person, merge into any Person, or convey, transfer, lease or otherwise dispose of to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless:

                  (a) in each case, such Person (the "Surviving Tenant") shall be a corporation or organization organized under the laws of the United States of America, a state or commonwealth thereof or the District of Columbia and shall have assumed in writing each obligation, and succeeded to each right, of Tenant under this Lease;

                  (b) no Event of Default shall be continuing at the time of such transaction;

                  (c) the Surviving Tenant shall have delivered to Landlord and Lender an Officers' Certificate stating that such transaction complies with the terms and conditions of this Paragraph 21 and that all Governmental Action, if any, required prior to the consummation of such transaction in connection with such transaction have been obtained unless the failure to obtain such Governmental Action would not have a material adverse effect on the ability of the Surviving Tenant to perform its obligations under this Lease; and.

                  (d) the Surviving Tenant shall represent and warrant to Landlord and Lender, and shall have caused to be delivered to Landlord and Lender an opinion of counsel, in form and substance reasonably satisfactory to Landlord and Lender, that (w) the Surviving Tenant is a corporation in good standing in the state of its incorporation; (x) all documents executed and delivered by Surviving Tenant pursuant to this Paragraph 21 have been duly authorized, executed and delivered by the Surviving Tenant and constitute the valid, legal and binding obligations of Surviving Tenant; and (y) the Lease will, upon the consummation of such transaction, be the valid, legal and binding obligations of Surviving Tenant, subject in each case to customary exceptions for creditors' rights and equity principles, as well as such other customary exceptions as were contained in the legal opinions delivered concurrently with the execution and delivery of this Lease.

                  Upon the consummation of such transaction, the Surviving Tenant, if other than Tenant immediately prior thereto, shall succeed to, and be substituted for, and may exercise every right and power of, Tenant immediately prior to such transaction under this Lease, with the same effect as if the Surviving Tenant had been named herein and therein, and Tenant immediately prior thereto shall have no further obligation under this Lease.

         22.      Additional Rights of Landlord and Tenant.

                  (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

                  (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Properties or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

                  (c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

                  (d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures and inventory are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures and inventory are affixed to the Improvements) or otherwise subject to the terms of this Lease.

                  (e) Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan as constituted on the date hereof. As used in this Paragraph, "costs and expenses" shall include, without limitation, reasonable attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by law.

         23.      [Intentionally Deleted]

         24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.

                  To the Addresses stated below:

                           If to Landlord:

                           WESCO Real Estate IV, LLC
                           225 West Station Square Drive
                           Suite 700
                           Pittsburgh, Pennsylvania 15219
                           Attn: Gary Habsburg
                           Facsimile No.: (412) 454-2515

                           If to Tenant:

                           WESCO Distribution, Inc.
                           225 West Station Square Drive
                           Suite 700
                           Pittsburgh, Pennsylvania 15219
                           Attn: Daniel A. Brailer
                           Facsimile No.: (412) 454-2595

                           With a copy to:

                           Kirkpatrick & Lockhart LLP
                           Henry W. Oliver Building
                           535 Smithfield Street
                           Pittsburgh, Pennsylvania 15222-2312
                           Attn: W. Henry Snyder, Esq.
                           Facsimile No.: (412) 355-6501

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 24, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

         25. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof,
(v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and
(vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of any or all of the Properties.

         26.      Surrender and Holding Over.

                  (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Properties (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Properties on or prior to such expiration or earlier termination the Trade Fixtures, inventory and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures, inventory and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Properties. The cost of removing and disposing of such property and repairing any damage to any Property caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

                  (b) Any holding over by Tenant of any or all of the Properties after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred ten percent (110%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred ten percent (110%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

         27. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Properties by reason of the fact that the same person, corporation, firm or other entity may acquire or hold, or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Properties or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Properties or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         28.      Definition of Landlord.

                  (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Properties and shall not be enforced against the Landlord individually or personally.

                  (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Properties or holder of the Mortgage in possession at the time in question of the Properties and in the event of any transfer or transfers of the title of the Properties, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         29.      Hazardous Substances.

                  (a) Tenant agrees that it will not on, about, or under the Properties, make, release, treat or dispose of any Hazardous Materials; but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable laws and regulations.

                  (b) To the extent required by any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any Hazardous Materials whether now or hereafter existing on any of the Properties and whether or not arising out of or in any manner connected with Tenant's occupancy of the Properties during the Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Properties or Tenant's or any other person's or entity's prior ownership of the Properties; (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 29, Hazardous Materials at or from the Properties or any portion or portions thereof, including any past or current release and any release or threatened release during the initial term and any extension or Renewal Term whether or not arising out of or in any manner connected with Tenant's occupancy of the Properties during the initial term or any extension or Renewal Term.

                  (c) Tenant agrees that it will not install any underground storage tank at any of the Properties without specific, prior written approval from Landlord. Tenant agrees that it will not store combustible or flammable materials on any of the Properties in violation of any federal, state or local laws, rules or regulations governing Hazardous Materials.

         30. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two
(2) business days except in the case of emergency) to enter any of the Properties at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing any of the Properties to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

         31.      [Intentionally Deleted]

         32. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

         33. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         34.      Security Deposit.

                  (a) Tenant shall furnish to Landlord, at Tenant's sole cost and expense, a security deposit (the "Security Deposit"), which may be in the form of cash or a Letter of Credit and shall be in the Required Security Deposit Amount. Tenant shall, not later than thirty (30) days prior to the expiration of the term of any Letter of Credit or any replacement thereof, deliver to Landlord or Lender (if any Letter of Credit has been assigned to Lender) a replacement letter of credit (a "Replacement Letter"); the Letter of Credit and any Replacement Letter are herein sometimes referred to simply as a "Letter"), such that the Letter of Credit or a Replacement Letter shall be in effect at all times after the date of this Lease until sixty (60) days beyond the stated expiration of the Term, and any extensions or renewals thereof, and thereafter so long as Tenant is in occupancy of any part of the Properties. If after the stated expiration of the Term (or the applicable extension or renewal period, if any) and prior to the expiration of such sixty-day period, Tenant has vacated the Properties and there then exists no default by Tenant in any of the terms or conditions hereof, Landlord shall return the Letter at such earlier time. If Tenant fails to deliver to Landlord a Replacement Letter within the time limits set forth in this paragraph (a), Landlord or Lender (if the Letter has been assigned to Lender) may draw down the full amount of the existing Letter without notice or demand and retain the proceeds thereof as and for the Security Deposit, subject to the provisions of paragraph (b) below. Any interest earned on the Security Deposit shall be paid to Tenant and shall not become a part of the Security Deposit.

                  (b) During the Term, and any extensions or renewals thereof, and thereafter so long as Tenant is in occupancy of any part of the Properties, the Security Deposit shall be held as security for the performance of Tenant's obligations hereunder. If Tenant shall be in default beyond any applicable notice and cure period in respect of the performance of any of Tenant's obligations hereunder, including but not limited to the payment of Basic Rent, Landlord or Lender, as applicable, shall have the right from time to time, without further notice and without prejudice to any other remedy Landlord may have on account thereof, and upon presentation of a certificate of demand, to draw upon any Letter to the extent required to effectuate any cure, and apply such funds so drawn to Landlord's damages arising from, or to cure, any Event of Default. If any funds are so applied, Tenant shall immediately restore the Letter to the Required Security Deposit Amount required under paragraph (a) above. If no Event of Default (or any state of facts which, with the giving of notice or the passage of time, would constitute an Event of Default) shall then exist, Landlord shall return, or cause to be returned, to Tenant any Letter on the stated expiration of the Lease Term and surrender of possession of the Properties by Tenant to Landlord at such time, except as otherwise provided in this paragraph (b). If Landlord conveys Landlord's interest under this Lease, any Letter may be turned over and assigned by Landlord to Landlord's grantee.

         35.      Miscellaneous

                  (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

                  (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

                  (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Properties, and shall inure to the benefit of and bind Landlord, its successors and assigns.

                  (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

                  (g) This Lease shall in respect of each Property be governed by, and construed in accordance with, the laws of the State of New York except for the creation of the leasehold estate and certain enforcement rights and remedies as to which the laws of the State in which such Property is situated shall govern.

                           LANDLORD AND TENANT HEREBY SUBMIT TO NON-EXCLUSIVE
PERSONAL JURISDICTION IN THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON'S OBLIGATIONS HEREUNDER AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, LANDLORD AND TENANT AGREE THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER SUCH LANDLORD AND TENANT OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON SUCH LANDLORD AND TENANT AT THE ADDRESS FOR NOTICE TO SUCH PERSON IN THIS LEASE. LANDLORD AND TENANT EACH HEREBY

EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.

         36. Additional Rent. The term "Additional Rent" as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                            LANDLORD'S SIGNATURE PAGE

Attached to and made a part of Lease Dated:  ______________  ____, 2002

Between:

         WESCO Real Estate IV, LLC, Landlord

                      and

         WESCO Distribution, Inc., Tenant

         Premises:

                                    WESCO Real Estate IV, LLC

                                    By:
                                        _______________________________________
                                           Name:
                                           Title:

Signed in the presence of

____________________________________
Witness

____________________________________
[Print Name]

____________________________________
Witness

____________________________________
[Print Name]

                             TENANT'S SIGNATURE PAGE

Attached to and made a part of Lease Dated: ______________  ____, 2002

Between:

         WESCO Real Estate IV, LLC, Landlord

                         and

         WESCO Distribution, Inc., Tenant

         Premises:

                           WESCO Distribution, Inc.

                           By:
                                    ____________________________________________
                                    Name:
                                    Title:

Signed in the presence of:

____________________________________
Witness

____________________________________
[Print Name]

____________________________________
Witness

____________________________________
[Print Name]

                                               EXHIBIT A

                                        SCHEDULE OF PROPERTIES
                                       WESCO PORTFOLIO - POOL A

--------------------------------------------------------------------------------------------------------
        ADDRESS                           COUNTY            CITY, STATE            TAX PARCEL ID#
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
125 32nd Street                      South Jefferson     Birmingham, AL         35-11135-3
--------------------------------------------------------------------------------------------------------
2639 East Chambers Street            Maricopa            Phoenix, AZ            122-53-064A 9
--------------------------------------------------------------------------------------------------------
2661 West McNab Road                 Broward             Pompano Beach, FL      49-42-04-00-0434
--------------------------------------------------------------------------------------------------------
725 33rd Avenue SW                   Linn                Cedar Rapids, IA       190517700600000
--------------------------------------------------------------------------------------------------------
2501 East Third Street               Woodbury            Sioux City, IA         170445
--------------------------------------------------------------------------------------------------------
737 Oaklawn Avenue                   Dupage              Elmhurst, IL           03-26-304-006
--------------------------------------------------------------------------------------------------------
3443 Gembrit Circle                  Kalamazoo           Kalamazoo, MI          06-36-218-027
--------------------------------------------------------------------------------------------------------
2820 Market Street                   St. Louis           St. Louis, MO          1720-00-0040 Parcel 1
--------------------------------------------------------------------------------------------------------
1101 North I-85 Service Road         Mecklenburg         Charlotte, NC
--------------------------------------------------------------------------------------------------------
13535 F Street                       Douglas             Omaha, NE              1558-0743-19
--------------------------------------------------------------------------------------------------------
3333 Los Arboles NE                  Bernalillo          Albuquerque, NM        101605943946710510
--------------------------------------------------------------------------------------------------------
120 Galleria Drive                   Erie                Cheektowaga, NY        102.2-1-9.12
--------------------------------------------------------------------------------------------------------
6010 Skyview Drive                   Lucas               Toledo, OH             22-43477
--------------------------------------------------------------------------------------------------------
8329 Cross Park Drive                Travis              Austin, TX             00231230502
--------------------------------------------------------------------------------------------------------
13757 Stemmons Freeway               Dallas              Dallas, TX             24-16531-001-03A-0000
--------------------------------------------------------------------------------------------------------
2233 Sixth Avenue South              King                Seattle, WA            7666204449
--------------------------------------------------------------------------------------------------------
730 Sullivan Drive                   Fond du Lac         Fond du Lac, WI        FDL 15-17-16-34-756-00
--------------------------------------------------------------------------------------------------------
1403 Johnson Avenue                  Harrison            Bridgeport, WV         Tax Map 2413, Parcel 113
--------------------------------------------------------------------------------------------------------
256 Ragland Road                     Raleigh             Skelton, WV            Tax Map 21, Parcel 114
--------------------------------------------------------------------------------------------------------

                                     EXHIBIT B

-----------------------------------------------------------------
            Lease Term                              Basic Rent
-----------------------------------------------------------------
-----------------------------------------------------------------
Commencement Date to December 31, 2007            $2,132,466.75
-----------------------------------------------------------------
  January 1, 2008 to December 31, 2012            $2,452,336.70
-----------------------------------------------------------------
  January 1, 2013 to December 31, 2017            $2,820,187.20
-----------------------------------------------------------------
  January 1, 2018 to December 31, 2022            $3,243,215.20
-----------------------------------------------------------------
            Renewal Terms                           Basic Rent
-----------------------------------------------------------------
  January 1, 2023 to December 31, 2027            $3,243,215.20
-----------------------------------------------------------------

                                    EXHIBIT C

                                    EXHIBIT D

                              CALIFORNIA PROVISIONS

I.       Paragraph 13(e)

         (e) The terms and provisions of this Paragraph 13 are intended to provide for all rights and obligations of the parties to this Lease in the event of the acquisition of all or a portion of the Property for public use as contemplated by Section 1265.160 of the California Code of Civil Procedure.

II.      Paragraph 19(b)(v)

         There is added to the end of the first sentence of Paragraph 19(b)(v) of Lease the following:
".....including, without limitation, the remedies provided for in: (i)
California Civil Code Section 1951.2, including, without limitation, paragraph
(3) of subdivision (a) thereof; and (ii) California Civil Code Section 1951.4, which provides, in effect, that a Landlord may continue a lease in effect after the Tenant's breach and abandonment and may recover rent as it becomes due, if the Tenant has the right to sublet or assign, subject only to reasonable limitations. Notwithstanding anything set forth herein to the contrary, Landlord shall give such notice as may be required under California Code of Civil Procedure Section 1161 or as may otherwise be required under California law prior to instituting any action to recover possession of the Property or for the appointment of a receiver to take possession of the Leased Premises after the occurrence of any Event of default or prior to instituting any action for damages as a consequence of any Event of Default."

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